Exhibit 99.1

VIASPACE ANNOUNCES ELECTION OF FORMER AIR FORCE GENERAL BERNARD RANDOLPH TO BOARD OF DIRECTORS

Company Also Responds to Allegations in Barron’s Article

PASADENA, CA.— April 20, 2006—VIASPACE Inc. (OTCBB: VSPC), a company dedicated to commercializing proven technologies from NASA and the Department of Defense, today announced that Bernard P. (Randy) Randolph, a retired Air Force General and a former executive at the TRW Space and Electronics Group, has been elected to the company’s board of directors.

General Randolph, who served in the U.S. Air Force for 35 years, has extensive experience in both military and commercial development of high technology systems. His last Air Force assignment was as Commander of the Air Force’s Systems Command, which was responsible for the development and procurement of all major defense systems. General Randolph later joined TRW Space and Electronics Group, where he held dual roles as Vice President and General Manager of the Defense Communications Division and Vice President and Special Assistant to the Group General Manager. General Randolph’s complete biography can be found at www.VIASPACE.com.

“We are delighted that someone with the experience and reputation of General Randolph shares our strategic vision and has agreed to join our board,” said Carl Kukkonen, VIASPACE’s chief executive officer.  “His involvement is a major boon to the company and management will greatly benefit from his insight and counsel.  We hope to elect additional directors in the weeks ahead.”

VIASPACE was recently the focus of an article in Barron’s which included various allegations including that the Company’s stock had been subject to aggressive and costly stock promotional activities, including a SPAM email and facsimile campaign, and that the company’s largest non-management shareholder, SNK Capital Trust (“SNK”), had questionable ties.

“VIASPACE did not authorize, or pay any fees, for the promotional activities outlined in the Barron’s article and has taken deliberate steps to disavow these activities,” Dr. Kukkonen said. “Our efforts included formally notifying the Securities and Exchange Commission about the unauthorized spam and facsimile campaign and posting a disclaimer on our website. A newspaper insert last August touting our stock was placed without our prior knowledge and consent and the analyst quoted in the circular was not compensated by VIASPACE.”

Dr. Kukkonen added: “VIASPACE is working aggressively and responsibly to limit any further unauthorized promotion of its shares.”

VIASPACE announced last week that SNK voluntarily agreed to extend the lock-up of its 61,204,286 shares for five years until April 9, 2011. This represents 21% of the outstanding shares in the company. These shares previously were restricted until June 22, 2006 under SEC rule 144.

VIASPACE founders, executive officers and others own 176,445,000 shares (60.5%) which are restricted under SEC rule 144. In addition, 27 million shares held by four shareholders have also voluntarily agreed to lock-up their shares for five years until April 9, 2011. Of the 291,649,286 shares which are outstanding, only 27 million (9.3%) are free trading.

Dr. Kukkonen said VIASPACE was not previously aware of the allegations about SNK until it read about them in Barron’s.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. VIASPACE was founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems. For more information, please visit our website at www.VIASPACE.com. The company can be contacted at IR@VIASPACE.com.
—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Press contact: Carl Kukkonen, CEO, telephone 626-296-6310; e-mail: Kukkonen@VIASPACE.com